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     EXHIBIT 23:




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in Registration Statement File No. 333-43601 of our report, dated September 24, 2001, included in the Company's Form 10-K for the year ended June 30, 2001.



     Arthur Andersen LLP

     October 9, 2001
     Stamford, Connecticut